EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2003, except for Note 13, which is as of January 23, 2003, relating to the financial statements and financial statement schedule of Silicon Storage Technology, Inc., which appears in Silicon Storage Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
August 28, 2003